Mid-Con Energy Partners, LP Declares Quarterly Cash Distribution; Restructures and Extends Hedge Portfolio; Announces 2015 Guidance and Capital Budget; and Schedules Fourth Quarter 2014 Earnings Release and Conference Call
DALLAS, January 23, 2015 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announces that the Board of Directors of its General Partner has approved a cash distribution for the quarter ended December 31, 2014, of $0.125 per unit, or $0.50 per unit on an annualized basis. The distribution will be payable February 13, 2015, to unitholders of record at the close of business on February 6, 2015.
“Due to a significant decline in the crude oil market, the Board of Directors made the difficult decision to reduce the distribution,” said Randy Olmstead, Executive Chairman of the Board. “After careful contemplation about this reduction, the Board believes this decision best positions Mid-Con Energy, from both balance sheet and operating perspectives, to sustain efficient operations while being well positioned to capitalize on attractive acquisition opportunities in this subdued oil price environment.”

UPDATED HEDGE PORTFOLIO
Mid-Con Energy announces that it has restructured its hedge portfolio, as detailed in the table below. The Partnership has secured approximately 74% of its 2015 forecasted oil production at an average price of $76 per barrel, with coverage extending to the fourth quarter of 2016. Based on internal reserve analysis, as well as informal discussions with participants of the Partnership’s reserve based lending facility, the updated hedge portfolio provides greater security for Mid-Con Energy’s $250 million revolving credit facility and increased visibility on compliance with the Partnership’s credit facility covenants.

	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
Oil Derivative Contracts:
A. Swap Contracts
Volume (Bbl/d)	1,722	1,154	1,957	2,935	1,648	1,319	1,467	-
Weighted Average Swap Price per Bbl	$79.70	$93.50	$91.22	$90.24	$90.02	$90.03	$90.00	n/a

B. Swap Contracts - Synthetic (1):
Volume (Bbl/d)	1,111	1,813	978	0	1,319	1,648	1,467	-
Weighted Average Swap Price per Bbl	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	n/a

Total Oil Derivative Contacts (A+B):
Volume (Bbl/d)	2,833	2,967	2,935	2,935	2,967	2,967	2,935	-
Weighted Average Swap Price per Bbl	$68.05	$66.92	$77.48	$90.24	$72.23	$67.79	$70.00	n/a
Forecasted Oil Production, % Hedged	72%	75%	74%	74%	75%	75%	74%	0%

(1) Comprised of long deferred premium put options and short call options in equal amounts.

2015 GUIDANCE AND CAPITAL BUDGET
Mid-Con Energy announces its guidance and capital spending budget for 2015. Due to lower expected oil prices and higher capital costs in 2015, the Partnership has limited capital spending to include only the most attractive development projects within the portfolio and at levels approximating the surplus from operating cash flow. The guidance below reflects a more conservative development program than in prior years and may be adjusted to reflect changes in the Partnership’s outlook for oil prices in the future.
The following outlook is subject to all the cautionary statements and limitations described under the “Forward-Looking Statements” caption included at the end of this press release.

2015

Net production (Boe/d)(1)	3,950 - 4,350
Lease operating expenses per Boe	$20.00 - $24.00
Production taxes (% of total revenue)	6.3% - 6.8%

Estimated capital expenditures	$13.0 MM

(1) Production volumes in Boe equivalents calculated at a rate of six Mcf per Bbl.

Jeff Olmstead, Chief Executive Officer, commented, “We recognize the challenging environment we are in and its effect on all stakeholders of Mid-Con Energy. As both employees and unitholders, we share in the sacrifice experienced by our external unitholders. I strongly believe the first priority of our management team is to safeguard the Partnership on behalf of unitholders. To this end, we have implemented a number of adjustments in 2015 to strengthen our competitive positioning. In addition to restructuring our hedge portfolio to provide greater revenue security over a longer period of time, we have taken steps to improve per Boe profitability by reducing lease operating expenses along with cash general and administrative costs.”

ESTIMATED 2015 DISTRIBUTION COVERAGE SENSITIVITY

Guided 2015 Production Volumes
	-10%	-5%	4,150 Boe/d	+5%	+10%
+$10.00	1.57x	1.84x	2.10x	2.37x	2.63x
+$5.00	1.52x	1.76x	2.01x	2.25x	2.49x
WTI Strip Pricing (1)	1.47x	1.69x	1.91x	2.13x	2.35x
-$5.00	1.42x	1.62x	1.82x	2.02x	2.21x
-$10.00	1.37x	1.55x	1.72x	1.90x	2.07x

(1) Based on NYMEX WTI forward curve as of January 22, 2015.

EASTERN SHELF UPDATE
As announced on November 17, 2014, Mid-Con Energy closed its acquisition in the Eastern Shelf of the Permian Basin of approximately 6.1 MMboe of net proved reserves and is now fully operating the acquired properties. The Partnership has seen positive preliminary injection response from prospective waterflood projects in the Eastern Shelf. The transition of nine new employees to Mid-Con Energy was completed in the fourth quarter 2014, and was conducted without any interruption to day-to-day operations. Noting the quality, professionalism and enthusiasm of the new employees combined with the early positive responses from injection, Mid-Con Energy continues to characterize the Eastern Shelf acquisition as solidly positive.

LIQUIDITY UPDATE
As of December 31, 2014, the Partnership’s total liquidity of $38.2 million included $3.2 million in cash and cash equivalents and $35.0 million of available borrowings under the revolving credit facility, which has a borrowing base of $240.0 million.

EARNINGS RELEASE AND CONFERENCE CALL
Mid-Con Energy will release its financial and operating results for the fourth quarter and year ended December 31, 2014, after the market close on Monday, March 2, 2015. Management will host a conference call on Tuesday, March 3, 2015, at 9:00 a.m. ET. Interested parties are invited to participate via telephone by dialing 1-877-847-5946 (Conference ID: 62923981) at least five minutes prior to the scheduled start time of the call, or via webcast by clicking on “Events & Presentations” in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com. A replay of the conference call will be available through March 10, 2015, by dialing 1-855-859-2056 (Conference ID: 62923981). Additionally, a webcast archive will be available at www.midconenergypartners.com.

ABOUT MID-CON ENERGY PARTNERS, LP
Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery (“EOR”). Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, the Gulf Coast, the Hugoton, and the Permian. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

WITHHOLDING INFORMATION
This release is intended to serve as qualified notice under Treasury Regulation Sections 1.1446-4(b) and (d). Brokers and nominees should treat one hundred percent (100.0%) of Mid-Con Energy’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Mid-Con Energy’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Mid-Con Energy, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” "intend," "expect," "plan," “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the "Forward-Looking Statements" of our public filings.

INVESTOR RELATIONS CONTACT
Krista McKinney
(972) 479-5980
kmckinney@midcon-energy.com

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